Response to Item 77D


Core Bond Portfolio (formerly Investment
Grade Income Portfolio)
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus, summary prospectus and statement of additional information, of Eaton Vance Core Bond Fund
(which invests in the Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.